Exhibit 99.1

OCZ Technology Group, Inc. Reports Fiscal 2013 First Quarter Results

Record Revenue of $114M, SSD Revenue Increases 54% Year over Year

SAN JOSE, Calif., July 10, 2012 (GLOBE NEWSWIRE) — OCZ Technology Group, Inc. (Nasdaq: OCZ), a leading provider of high-performance solid-state drives (SSDs) for computing devices and systems, reports its first quarter (Q1’13) results which ended on May 31, 2012.

Financial Highlights

•	Net revenue in Q1'13 was a record $113.6 million, and increased 54% compared with net revenue of $73.8 million reported in Q1'12.

•	Q1’13 SSD revenue reached a record $106.5 million; an increase of 54% compared with Q1'12 SSD revenue of $69.1 million.

•	Gross margin in Q1’13 25.0% compared with 20.0% in Q1’12

•	Net loss for Q1'13 was $6.3 million or $0.09 loss per share compared with a net loss of $9.1 million or $0.20 loss per share in Q1'12.

•	Achieved Record Bookings in Q1’13.

•	Non-GAAP gross margin was 25.2% compared with 20.0% in Q1’12.

•	Non-GAAP net loss for Q1'13 was $11.5 million or $0.17 loss per share as compared with a non-GAAP net profit for Q1'12 of $0.5 million or $0.01 per share.

“We are again pleased to report record revenue for the quarter as demand for our SSDs has been fueled by new product introductions. We continue to gain traction with our SAN replacement products and expect these products to begin to ramp in the third quarter,” said Ryan Petersen, CEO of OCZ Technology. “During our first fiscal quarter we successfully launched our next generation Indilinx Everest 2 controller platform and introduced the next generation of Agility and Vertex series SSDs based on this platform.”

“During the quarter, we achieved record bookings of nearly $140 million reflecting increased order activity associated with the transition to our new generation Everest 2 based Vertex 4 and Agility 4 product lines introduced during the quarter. As a point of reference, during the quarter we shipped over 100,000 units of these new Everest 2 based products with gross margins of over 30%,” added Petersen. “We believe our ongoing investments in technology and sales and marketing provide a clear strategic advantage as we bring innovative SSD products to the market. “

Recent Business Highlights

•

Z-Drive R4 PCI Express (PCIe) SSD series has achieved VMware Ready™ status. This designation indicates that after a detailed validation process, Z-Drive R4 PCIe SSDs achieved VMware’s highest level of endorsement. This qualification signifies to customers that the drives have met specific VMware integration and interoperability standards and work effectively with the VMware infrastructure.

•

Following the release of Vertex 4 in April, we late in the quarter unveiled our new Agility 4 SSD series that delivers an ideal balance of 6Gbps SATA III interface speed, exceptional input/output operations per second (IOPS) performance, and enterprise-grade endurance and reliability all in SSD targeted at cost sensitive applications.

•

OCZ SAS-based Talos 2 SSDs were showcased during Microsoft's North American TechEd (technology education) conferences. With this partnership, TechEd participants got a firsthand look at the upcoming Windows Server 2012 and how it delivers the enterprise-class storage capabilities that IT departments require. OCZ Talos 2 SSDs are also featured in a permanent display at the Microsoft Technology Center in New York City.

•

At Computex 2012 in Taiwan, OCZ showcased its newest PCI Express (PCIe) SAN acceleration and replacement solutions, and unveiled the Intrepid 3 enterprise-class SATA III SSD Series based on the Everest 2 architecture. Live demos included the current industry-leading Z-Drive R4 CloudServ™ PCIe SSD that delivers over one million IOPS, and a first look at the highly anticipated Z-Drive R5 Series based on the co-developed OCZ-Marvell Kilimanjaro platform that raises the bar in performance, reliability, and endurance. OCZ also showcased the VXL Storage Accelerator software that enables large scale deployment of a virtualized environment for businesses to eliminate the need for costly tier-1 SANs in a wide range of enterprise IT infrastructures.

Additional Financial Information

To help investors better understand OCZ’s historical revenue trends, including geographic revenue by delivery location and revenue by product groups, additional revenue information is shown in the chart below. In addition, the Company has provided an additional market breakout to illustrate our “SAN replacement” products, which are PCIe-based storage solutions targeted at replacing or accelerating performance in Storage Area Networks.

Quarterly net revenue by product groups and major geographic area by delivery location ($000)’s (Unaudited)

Product Groups	1QFY12	2QFY12	3QFY12	4QFY12	1QFY13
HDD format	$69,122	$67,243	$88,632	$95,123	$100,321
SAN replacement	—	3,834	6,833	8,117	6,168

SSD	$69,122	$71,077	$95,465	$103,240	$106,489
Power supplies & Other	4,672	7,377	7,619	7,202	7,131

Total	$73,794	$78,454	$103,084	$110,442	$113,620

Major Geographic Areas	1QFY12	2QFY12	3QFY12	4QFY12	1QFY13
North America	$20,848	$25,895	$34,875	$42,486	$45,769
EMEA	40,997	41,841	54,158	51,724	51,985
ROW	11,949	10,718	14,051	16,232	15,866

Total	$73,794	$78,454	$103,084	$110,442	$113,620

The chart below is a summary comparison of GAAP to Non-GAAP measures. Please refer to the following sections below on the calculation and explanation of Non-GAAP financial measures.

(In thousands, except per share amount)

	GAAP Financial Comparison			Non-GAAP Financial Comparison
	Q1 2013	Q1 2012		Q1 2013	Q1 2012
Net revenue	$113,620	$73,794	Net revenue	$113,620	$73,794
Gross margin	25.0%	20.0%	Gross margin	25.2%	20.0%
Net loss	$(6,254)	$(9,093)	Net income (loss)	$(11,508)	$501
Loss per share	$(0.09)	$(0.20)	Income (loss) per share	$(0.17)	$0.01

Business Outlook and Commentary:

•	OCZ expects net revenue for its second fiscal quarter ending August 31, 2012 (Q2’13), to be in the range of $130 to $140 million.

•

OCZ expects net revenue for its fiscal year ending February 28, 2013 (FY’13) to be in the range of $630 to $700 million. This represents a growth rate of approximately 80% at the midpoint; we expect, based on historical trends, revenue to be weighted to the second half of the year, with approximately 60% to 65% of revenue to occur in the second half of the year.

•

Non-GAAP gross margins are expected to increase in Q213 and to exit the year in excess of 30%, with typical sequential gross margin increases of 100 to 250 basis points per quarter throughout the fiscal year, subject to changes in product mix as the SSD landscape continues to evolve.

•

OCZ expects non-GAAP operating expenses for Q2’13, to be in the range of $38 to $41 million with expenses exiting the year at between $43 and $47 million per quarter, as OCZ continues to invest in its ongoing growth objectives.

Conference Call:

OCZ will host its fiscal 2013 first quarter conference call for the period ended May 31, 2012 at 5:00pm ET (2:00pm PT), on July 10, 2012. Ryan Petersen, CEO, and Arthur Knapp, CFO, will discuss the Company’s performance on the call.

A live audio webcast of the conference call will be available by visiting the Investor Relations events conference call section of OCZ’s website at http://ir.stockpr.com/ocztechnology/conference-calls, which will be archived for replay until August 15 2012.

All interested parties can join the call by dialing (253) 237-1170 or (877) 372-0867. Please call-in 15 minutes prior to the call to secure a line. The conference call will be archived for phone replay until July 16, 2012. To access the archived conference call, please dial (404) 537-3406 or (855) 859-2056 and enter replay passcode 90385535.

About OCZ Technology Group, Inc.

Founded in 2002, San Jose, CA-based OCZ Technology Group, Inc. (OCZ) is a global leader in the design, manufacturing, and distribution of high-performance solid-state storage solutions and premium computer components. Offering the industry’s widest range of solid-state drives (SSDs), OCZ features SSDs in a variety of form factors and interfaces (i.e. PCIe, SAS and SATA) to address HDD replacement, SAN acceleration, server and storage virtualization, cloud computing, and virtual desktop infrastructure (VDI) opportunities. Having developed firmware and controller platforms to virtualization and endurance extending technologies, the company delivers vertically integrated, customizable solutions enabling transformational approaches to how digital data is captured, stored, accessed, analyzed and leveraged across a wide range of client and enterprise applications. For more information, please visit: www.ocztechnology.com.

Forward-Looking Statements

Some of the statements and assumptions included in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 or Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our plans, strategies and prospects and estimates for the fiscal quarter ending August 31, 2012, fiscal year ending February 28, 2013 and beyond. These statements identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to us as of the date of this release. Current expectations, forecasts and assumptions involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties and other factors may be beyond our control. Such risks and uncertainties also include the impact of the variable demand, particularly in view of current business and economic conditions; dependence on our ability to successfully qualify, manufacture and sell our SSD products in increasing volumes on a cost-effective basis and with acceptable quality, particularly our new SSD products with lower cost structures; product mix, particularly increased acceptance and sales of enterprise SSDs; our ability to capitalize on our technological leadership; the impact of competitive product announcements; our ability to achieve projected cost savings; our ability to rapidly increase our manufacturing capacity in pace with our competitors if demand for SSD increases; and our maintaining adequate working capital. We also encourage you to read our Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission (“SEC”) on May 14, 2012, and statements made in other subsequent filings, as they contain information concerning risk, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

Calculation of Non-GAAP net loss

Non-GAAP net loss is calculated as net loss excluding the impact of special inventory charge related to acquisition, acquisition related costs, amortization of acquisition related intangibles, non-cash charges related to stock options and warrants, and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below.

Non-GAAP Financial Measures

OCZ continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing financial results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, OCZ uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. OCZ’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. OCZ presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate OCZ’s financial results in a manner that focuses on what OCZ believes to be its ongoing business operations.

OCZ’s management believes it is useful for itself and investors to review, as applicable, both GAAP information and the non-GAAP measures in order to assess the performance of OCZ’s business and for planning and forecasting in subsequent periods. Whenever OCZ uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.

OCZ Investor Relations Contact:	Media Contact:
Bonnie Mott	Jessica Luken
Senior Manager of Investor Relations	Director of Global Marketing
(408) 440-3428	(408) 733-8400
bmott@ocztechnology.com	jluken@ocztechnology.com

OCZ Technology Group, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amount)

	Three Months Ended May 31,
	unaudited
	2012	2011
Net revenue	$113,620	$73,794
Cost of revenue	85,189	59,050

Gross profit	28,431	14,744

Research and development	19,281	4,267
Sales and marketing	13,421	4,494
General, administrative and operations	8,667	5,645
Acquisition related charges	—	1,702
Special inventory charge	—	2,975

Total operating expenses	41,369	19,083

Loss from operations	(12,938)	(4,339)
Other expense, net	(103)	(75)
Interest and financing costs	(229)	(438)
Revaluation to fair value of common stock warrants	7,017	(4,241)

Loss before income taxes	(6,253)	(9,093)
Provision for income taxes	1	—

Net loss	$(6,254)	$(9,093)

Net loss per share:
Basic	$(0.09)	$(0.20)

Diluted	$(0.09)	$(0.20)

Shares used in net loss per share computation:
Basic	67,500	44,500

Diluted	67,500	44,500

OCZ Technology Group, Inc.

Condensed Consolidated Balance Sheets

($ In thousands, except share and per share data)

	May 31, 2012	February 29, 2012
	unaudited
ASSETS
Current Assets:
Cash and cash equivalents	$43,232	$92,339
Accounts receivable, net of allowances	89,101	72,543
Inventory, net	125,792	108,664
Prepaid expenses and other current assets	12,937	10,723

Total current assets	271,062	284,269
Property and equipment, net	5,878	4,998
Intangibles, net	8,511	8,380
Goodwill	60,428	60,914
Other assets	203	142

Total assets	$346,082	$358,703

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$79,688	$88,093
Accrued and other liabilities	11,853	12,749

Total current liabilities	91,541	100,842
Common stock warrant liability	4,070	11,087
Other long-term liabilities	344	272

Total liabilities	95,955	112,201

Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.0025 par value, 20,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.0025 par value, 120,000,000 shares authorized; 67,647,109 and 66,581,428 shares issued and outstanding at May 31, 2012 and February 29, 2012, respectively	169	166
Additional paid-in capital	330,114	320,095
Accumulated deficit	(79,411)	(73,157)
Accumulated other comprehensive loss	(745)	(602)

Total stockholders’ equity	250,127	246,502

Total liabilities and stockholders’ equity	$346,082	$358,703

OCZ Technology Group, Inc.

Consolidated Statements of Cash Flows

($ In thousands)

	Three Months ended
	May 31, 2012	May 31, 2011
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	(6,254)	$(9,093)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	517	445
Amortization of intangibles	506	33
Accounts receivable allowances	(126)	458
Stock-based compensation	1,472	676
Revaluation of common stock warrants	(7,017)	4,241
Net loss on disposal of property and equipment	107	—
Inventory reserve	943	3,596
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable	(16,432)	(13,179)
Inventory	(18,139)	(15,408)
Prepaid expenses and other assets	(2,351)	(945)
Accounts payable	(8,405)	5,629
Accrued and other liabilities	(769)	910

Net cash used in operating activities	(55,948)	(22,637)

Cash flows from investing activities:
Property and equipment purchases	(1,541)	(414)
Purchased intangibles	(151)	—
Acquisition of Indilinx, net of cash received	—	123

Net cash used in investing activities	(1,692)	(291)

Cash flows from financing activities:
Proceeds from issuance of common stock, net	8,508	93,665
Proceeds from employee stock programs, net	42	157
Proceeds from exercise of warrants for common stock	—	8
Repayment of bank loans	—	(24,010)
Restricted cash for letter of credit	—	(62)

Net cash provided by financing activities	8,550	69,758

Effect of foreign exchange rate changes on cash and cash equivalents	(17)	13

Net increase (decrease) in cash and cash equivalents	(49,107)	46,843
Cash and cash equivalents at beginning of period	92,339	17,514

Cash and cash equivalents at end of period	$43,232	$64,357

Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measures disclosed by the Company have limitations and should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. Please refer to “Explanation of Non-GAAP Financial Measures” in this document for a detailed explanation of the adjustments made to comparable GAAP measures, the ways management uses these non-GAAP measures, and the reasons why management believes these non-GAAP measures provide useful information for investors.

OCZ Technology Group, Inc.

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (Unaudited)

($ in thousands, except per share data)

	Three Months Ended May 31,
	unaudited
	2012	2011
GAAP GROSS PROFIT	$28,431	$14,744
Amortization of acquisition related intangibles	145	—

NON-GAAP GROSS PROFIT	$28,576	$14,744

GAAP NET LOSS	$(6,254)	$(9,093)
Adjustment for amortization of acquisition related intangibles (gross profit)	145	—
Non-GAAP research and development adjustments:
Stock based compensation	726	277
Amortization of acquisition related intangibles	127	—
Non-GAAP sales and marketing adjustments:
Stock based compensation	240	122
Amortization of acquisition related intangibles	19	—
Non-GAAP general, administrative and operations:
Stock based compensation	506	277
Acquisition related charges	—	1,702
Special inventory charge related to acquisition	—	2,975
Non-cash charges for revaluation of common stock warrants issued in connection with equity financing	(7,017)	4,241

NON-GAAP NET INCOME (LOSS)	$(11,508)	$501

GAAP BASIC AND DILUTED NET LOSS PER SHARE	$(0.09)	$(0.20)
Adjustments for:
Stock based compensation	0.02	$0.01
Amortization of acquisition related intangibles	0.00	$—
Acquisition related charges	—	$0.04
Special inventory charge related to acquisition	—	$0.07
Non-cash charges for revaluation of common stock warrants issued in connection with equity financing	(0.10)	$0.09

NON-GAAP NET INCOME (LOSS) PER SHARE	$(0.17)	$0.01